Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Bolt Technology Corporation

Norwalk, Connecticut

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Bolt Technology Corporation of our report dated August 23, 2005 relating to our audit of the consolidated financial statements and the financial statement schedule, which appear in the Annual Report on Form 10-K of Bolt Technology Corporation for the year ended June 30, 2005.

/s/ McGladrey & Pullen, LLP

Stamford, Connecticut

February 27, 2006